UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2010  (October 28, 2010)

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Common Stock Underwriting Agreement

On October 28, 2010, Energy XXI (Bermuda) Limited (the “Company”) entered into an Underwriting Agreement (the “Common Stock Underwriting Agreement”) with UBS Securities LLC and Credit Suisse Securities (USA) LLC, as joint book-running managers and representatives of the several underwriters named therein (the “Common Stock Underwriters”), pursuant to which the Company agreed to sell 12,000,000 shares (the “Firm Common Shares”) of the Company’s common stock, par value $0.005 per share (the “Common Shares”), at a public offering price of $20.75 per Common Share ($19.765 per Common Share, net of underwriting discount).  Pursuant to the Common Stock Underwriting Agreement, the Company granted the Common Stock Underwriters a 30-day option to purchase up to an additional 1,800,000 Common Shares on the same terms as the Firm Common Shares to cover over-allotments, if any. On November 2, 2010, the Common Stock Underwriters exercised their option to purchase an additional 1,800,000 Common Shares. The offer and sale of the Common Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-165739) of the Company (the “Registration Statement”), as supplemented by the Prospectus Supplement dated October 28, 2010 relating to the Common Shares, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on November 1, 2010. The sale of 12,000,000 Common Shares pursuant to the Common Stock Underwriting Agreement closed on November 3, 2010. The sale of 1,800,000 Common Shares pursuant to the Common Stock Underwriters' option to purchase additional Common Shares is expected to close on November 5, 2010.

The Common Stock Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Common Stock Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The summary of the Common Stock Underwriting Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Preferred Stock Underwriting Agreement

On October 28, 2010, the Company entered into an Underwriting Agreement (the “Preferred Stock Underwriting Agreement”) with UBS Securities LLC, BNP Paribas Securities Corp. and RBS Securities Inc., as joint book-running managers (the “Preferred Stock Underwriters”), pursuant to which the Company agreed to sell 1,000,000 shares (the “Firm Preferred Shares”) of the Company’s 5.625% convertible perpetual preferred stock, par value $0.001 per share (the “Preferred Shares”), at a public offering price of $250.00 per Preferred Share ($246.25 per Preferred Share, net of underwriting discount).  Pursuant to the Preferred Stock Underwriting Agreement, the Company granted the Preferred Stock Underwriters a 30-day option to purchase up to an additional 150,000 Preferred Shares on the same terms as the Firm Preferred Shares to cover over-allotments, if any. On November 2, 2010, the Preferred Stock Underwriters exercised their option to purchase an additional 150,000 Preferred Shares. The offer and sale of the Preferred Shares have been registered under the Securities Act pursuant to the Registration Statement as supplemented by the Prospectus Supplement dated October 28, 2010 relating to the Preferred Shares, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on November 1, 2010.  The sale of 1,150,000 Preferred Shares pursuant to the Preferred Stock Underwriting Agreement closed on November 3, 2010.

The Preferred Stock Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Preferred Stock Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The summary of the Preferred Stock Underwriting Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.2 hereto and incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

The matters described below under Item 5.03 are incorporated herein by reference.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the offering of the Preferred Shares, as described in Item 1.01 above, on October 28, 2010, the Company adopted a Certificate of Designation to designate up to 1,150,000 of the Company’s 5.625% convertible perpetual preferred stock, par value $0.001 per share (the “Preferred Shares”).  The following is a summary of the material terms of the Preferred Shares set forth in the Certificate of Designations.

The annual dividend on each Preferred Share is $14.0625 and is payable in cash, Common Shares or a combination thereof at the Company’s election, in arrears, on each March 15, June 15, September 15 and December 15, commencing on March 15, 2010.

The Preferred Shares are not redeemable by the Company at any time. Each Preferred Share has a liquidation preference of $250.00 per share and is convertible, at the holder’s option at any time, initially into approximately 9.8353 Common Shares based on an initial conversion price of $25.42 per share, subject in each case to specified adjustments as set forth in the Certificate of Designations (the “Conversion Rate”). Based on the initial Conversion Rate, approximately 15,804,591 to 18,017,391 Common Shares would be issuable upon conversion of all 1,150,000 Preferred Shares.

On or after December 15, 2013, the Company may at its option cause all outstanding Preferred Shares to be automatically converted into Common Shares at the then-prevailing Conversion Rate, if the closing sale price of a Common Share exceeds 130% of the then-prevailing Conversion Rate for at least 20 trading days in a period of 30 consecutive trading days.

If a holder converts its Preferred Shares at any time beginning at the opening of business on the trading day immediately following the effective date of a transaction that constitutes a fundamental change and ending at the close of business on the 30th trading day immediately following such effective date, the holder will automatically receive a number of Common Shares equal to the greater of:

•	the sum of (i) a number of Common Shares based on the prevailing Conversion Rate and (ii) the make-whole premium, if any, as identified in the chart below; and

•
a number of the Common Shares calculated by reference to an adjusted Conversion Rate equal to the greater of (i) the average of the volume weighted average price of a Common Shares for ten days preceding the effective date of a fundamental change and (ii) $24.0964.

The following table sets forth the stock price paid, or deemed paid, per Common Share in a transaction that constitutes the fundamental change, the effective date and the make-whole premium (expressed as a number of additional common shares ) to be paid upon a conversion in connection with a fundamental change:

	Number of Additional Shares (per $250 liquidation preference)
	Stock Price ($)[1]
Effective Date	$20.75	$22.50	$25.00	$27.50	$30.00	$33.04	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00	$100.00
November 3, 2010	2.2128	2.0356	1.6889	1.4233	1.2161	1.0203	0.9185	0.7191	0.5781	0.4738	0.3306	0.2371	0.1716	0.0883
December 15, 2011	2.2128	1.7324	1.3918	1.1371	0.9441	0.7685	0.6804	0.5159	0.4069	0.3302	0.2295	0.1652	0.1201	0.0615
December 15, 2012	2.2128	1.4580	1.1001	0.8387	0.6491	0.4880	0.4132	0.2883	0.2181	0.1747	0.1225	0.0898	0.0662	0.0341
December 15, 2013 and thereafter	2.2128	1.2885	0.8739	0.5344	0.2559	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(1) The stock prices set forth in the table will be adjusted as of any date on which the Conversion Rate of the Preferred Shares are adjusted by multiplying the applicable price in effect immediately before the adjustment by a fraction:

•	whose numerator is the Conversion Rate immediately before the adjustment; and

•	whose denominator is the adjusted Conversion Rate.

In addition, the number of additional Common Shares in the table will be adjusted at the same time, in the same manner in which, and for the same events for which, the Company must adjust the Conversion Rate.

Except as required by the law of Bermuda or for the authorization of any class of the Company’s capital stock senior to the Preferred Shares, holders of the Preferred Shares will have no voting rights unless dividends are in arrears and unpaid for six or more quarterly periods. Until such arrearage is paid in full, the holders (voting as a single class with the holders of any other preferred shares having similar voting rights) will be entitled to elect two directors and the number of directors on the Company’s board of directors will increase by that same number.

No dividends may be declared and paid upon, or set apart for payment upon, the Common Shares unless all accumulated and unpaid dividends have been or contemporaneously are declared and paid on the Preferred Shares and any parity shares for all dividend payment periods terminating on or prior to the date of such declaration or payment.

The foregoing description of the Certificate of Designations, which sets the terms of the Preferred Shares, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On October 29, 2010, the Company issued a press release announcing that it had priced the concurrent offerings of 12,000,000 Common Shares and 1,000,000 Preferred Shares.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1
Underwriting Agreement, dated October 28, 2010, by and among Energy XXI (Bermuda) Limited, UBS Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

1.2	Underwriting Agreement, dated October 28, 2010, by and among Energy XXI (Bermuda) Limited, UBS Securities LLC, BNP Paribas Securities Corp. and RBS Securities Inc.
3.1	Certificate of Designations of 5.625% Convertible Perpetual Preferred Stock of Energy XXI (Bermuda) Limited.
5.1	Opinion of Appleby Global, dated November 3, 2010.
5.2	Opinion of Appleby Global, dated November 3, 2010.
23.1	Consent of Appleby Global (contained in Exhibit 5.1 hereto).
23.2	Consent of Appleby Global (contained in Exhibit 5.2 hereto).
99.1	Press Release of Energy XXI (Bermuda) Limited, dated October 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

By:	/s/ David West Griffin
Name:	David West Griffin
Title:	Chief Financial Officer
November 3, 2010

EXHIBIT INDEX

Exhibit Number	Description
1.1
Underwriting Agreement, dated October 28, 2010, by and among Energy XXI (Bermuda) Limited, UBS Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

1.2	Underwriting Agreement, dated October 28, 2010, by and among Energy XXI (Bermuda) Limited, UBS Securities LLC, BNP Paribas Securities Corp. and RBS Securities Inc.
3.1	Certificate of Designations of 5.625% Convertible Perpetual Preferred Stock of Energy XXI (Bermuda) Limited.
5.1	Opinion of Appleby Global, dated November 3, 2010.
5.2	Opinion of Appleby Global, dated November 3, 2010.
23.1	Consent of Appleby Global (contained in Exhibit 5.1 hereto).
23.2	Consent of Appleby Global (contained in Exhibit 5.2 hereto).
99.1	Press Release of Energy XXI (Bermuda) Limited, dated October 29, 2010.